[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.70

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 14, 2013 (this “Amendment”), is entered into by and between 2013B ESA PROJECT COMPANY, LLC, a Delaware limited liability company (the “Borrower”), and SILICON VALLEY BANK, a California corporation (the “Lender”). The purpose of this Amendment is to amend that certain Amended and Restated Credit Agreement, dated as of September 25, 2013, by and between the Borrower and the Lender. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement and the rules of interpretation set forth in the Credit Agreement apply as if set forth herein.

WHEREAS, pursuant to the Credit Agreement, the Lender agreed to make a credit facility available to the Borrower, subject to the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement to consolidate the interest payments due under the Credit Agreement and the Rate Contracts into a single payment due to the Lender on a specific date for each Fiscal Quarter; and

WHEREAS, on and subject to the conditions of this Amendment, the undersigned are willing to agree to the requested amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agree as follows:

Section 1. Amendments to Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended in the manner set forth in Exhibit I to this Amendment.

Section 2. Effectiveness. This Amendment shall be effective when it has been executed by the Lender and the Borrower and shall thereafter be effective as of the date first set forth above.

Section 3. Limited Purpose. Notwithstanding anything contained herein, the waivers, amendments and modifications made hereby: (a) are limited waivers, amendments and modifications and do not waive, alter or amend any term of any Financing Document other than as expressly set forth herein, (b) are effective only with respect to the transactions described herein and in the Financing Documents for the specific instance and the specific purposes to which the relevant provisions apply, and (c) shall not be effective for any other purpose or transaction.

Section 4. Effect on Credit Agreement. Except as expressly amended hereby or otherwise provided herein, all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified. All references to the Credit Agreement in the Credit Agreement and the other Financing Documents, and any documents, instruments and agreements related to them, shall hereafter refer to the Credit Agreement as amended hereby.

Section 5. Representations and Warranties. Each party represents and warrants to the other that:

(a) the execution and delivery of this Amendment and the performance by such party of its obligations hereunder have been authorized by all requisite action on its part; and

(b) this Amendment has been validly executed and delivered by such party, and assuming that this Amendment has been duly authorized, executed, and delivered by the other parties, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 6. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) This Amendment shall be deemed a Financing Document.

(c) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(d) Delivery of an executed counterpart of a signature page of this Amendment by telecopy or portable document format (“PDF”) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be executed by their respective officers as of the day and year first above written.

2013B ESA PROJECT COMPANY, LLC,
as the Borrower

By:
	Name:	Sendil Atreya
	Title:	Vice President

First Amendment to Amended and Restated Credit Agreement

SILICON VALLEY BANK,
as the Lender

By:
	Name:	Dan Baldi
	Title:	Managing Director

First Amendment to Amended and Restated Credit Agreement

Exhibit I to

First Amendment

to Amended and Restated Credit Agreement

Amendments to Exhibit A to Credit Agreement

*Added text is in blue with underlining. Deleted text is in red with strikethrough marks.

“Interest Payment Date” means January 2, 2014 and, thereafter, the first Business Day of each April, July, October and January~~the last day of each applicable Interest Period~~.

“Interest Period” means, with respect to any Loan, (a) the period beginning on (and including) the date on which such Loan is made pursuant to Section 2.03 (Funding of Loans) ~~or the date on which each successive interest period for each such Loan is determined pursuant to Section 3.03 (Interest Rates)~~ and ending on (and excluding) the next Interest Payment Date and (b) thereafter, the period beginning on (and including) the first Business Day of each calendar quarter and ending on (and excluding) the next Interest Payment Date~~day that numerically corresponds to such date [***] months thereafter~~; provided, that the Interest Period with respect to the calendar quarter during which the Maturity Date occurs shall mean the period commencing on the first Business Day of such calendar quarter and ending on the Maturity Date~~(i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different calendar month, in which case such Interest Period shall end on the next preceding Business Day), and (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period~~.

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[***] Confidential Treatment Requested